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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-59307 and 333-35060) pertaining to the 1997 Stock Option Plan of Notify Technology Corporation of our report dated October 25, 2000 (except for Note 8, as to which the date is December 14, 2000), with respect to the financial statements of Notify Technology Corporation included in the Annual Report (Form 10-KSB/A) for the year ended September 30, 2000.

                                           /s/ Ernst & Young LLP

San Jose, California
May 4, 2001